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                                                          Exhibit 10.47


                                                          [California Net Lease]


                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT is made this 28th day of July, 1997, between SCI Limited Partnership-I, a Delaware Limited Partnership, ("Landlord"), and the Tenant named below.

TENANT:                           CXR Telcom Corporation, a
                                  Delaware Corporation

TENANT'S REPRESENTATIVE,          Henry Mourad
ADDRESS, AND PHONE NO.:           2040 Fortune Drive
                                  Suite 102
                                  San Jose, CA  95131
                                  408-435-8520

PREMISES:                         That portion of the Building, containing
                                  approximately 29,120 rentable square feet, as
                                  determined by Landlord and commonly known as 47233
                                  Fremont Boulevard, Fremont, CA as shown on Exhibit
                                  A, and the floor plan as shown as Exhibit B.

PROJECT:                          Bayside Commons

BUILDING:                         Shoreline Business Center #8 (14508)

TENANT'S PROPORTIONATE SHARE
OF PROJECT:                       39%

TENANT'S PROPORTIONATE SHARE
OF BUILDING:                      71%

LEASE TERM:                       Beginning on the Commencement Date and ending on the last
                                  day of the 60th full calendar month thereafter.

COMMENCEMENT DATE:                Upon substantial completion of tenant improvements estimated to be October 10, 1997.

INITIAL MONTHLY BASE RENT:        Twenty Seven Thousand Six Hundred Sixty Four Dollars
                                  $27,664

INITIAL ESTIMATED MONTHLY         1.  Utilities:                $127
OPERATING EXPENSE PAYMENTS:
(estimates only and subject to    2.  Common Area Charges:      $1,134
adjustment to actual costs and
expenses according to the         3.  Taxes:                    $3,951
provisions of this Lease)
                                  4.  Insurance:                $97

INITIAL ESTIMATED MONTHLY
OPERATING EXPENSE PAYMENTS:                                               $5,309

INITIAL MONTHLY BASE RENT AND
OPERATING EXPENSE PAYMENTS:                                              $32,973

SECURITY DEPOSIT:             $57,075 - $27,664 of said Security Deposit will be refunded to
                              Tenant when MicroTel ("Guarantor") provides Landlord with audited financial statements at year end 1997 or there after showing net income in excess of $1,000,000

BROKER:                       Jim Abarta/Colliers Parrish International, Inc.

ADDENDA:                      Addendum I, II, III, IV, V and VI  Exhibit A, B, B-1, C and
                              Guarantee

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      1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

      2. ACCEPTANCE OF PREMISES. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant. ANY WORK PERFORMED BY LANDLORD AT ITS SOLE COST PRIOR TO THE COMMENCEMENT DATE SHALL BE IN COMPLIANCE WITH ALL THE APPLICABLE LAWS.

      LANDLORD SHALL DELIVER ALL BUILDING SYSTEMS (HVAC, ELECTRICAL, PLUMBING AND MECHANICAL) IN GOOD OPERATING CONDITION AND REPAIR. LANDLORD SHALL WARRANT THESE SYSTEMS REMAIN IN GOOD OPERATING CONDITION AND REPAIR FOR A PERIOD ENDING SIX (6) MONTHS AFTER THE COMMENCEMENT DATE. LANDLORD AGREES TO REPAIR ALL ROOF LEAKS AT LANDLORD'S SOLE COST AND EXPENSE (NOT TO BE PASSED THROUGH TO TENANT AS AN OPERATING EXPENSE) FROM THE COMMENCEMENT DATE THROUGH DECEMBER 31, 1997. PROVIDED TENANT IS RESPONSIBLE FOR ALL NORMAL MAINTENANCE COSTS TO ALL OF THE ABOVE ITEMS DURING THIS PERIOD.

      3. USE. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

      4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. Tenant waives and releases all statutory liens and offset rights as to rent. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum.


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The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

      5. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5. LANDLORD SHALL RETURN THE SECURITY DEPOSIT WITHIN SIXTY (60) DAYS AFTER EXPIRATION OR EARLIER TERMINATION OF THE LEASE TERM AFTER TENANT HAS VACATED, PENDING THE TIME IT TAKES TO REPAIR ITEMS NECESSARY TO BRING THE SPACE BACK TO A CONDITION REFERENCED IN PARAGRAPH 21.


      6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 10 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes. Operating Expenses do not include costs, or expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.


            If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.


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      AT ANY TIME WITHIN 3 MONTHS AFTER LANDLORD HAS ISSUED A STATEMENT OF
OPERATING EXPENSES PAYABLE BY TENANT, AND AFTER AT LEAST 2 DAYS PRIOR WRITTEN NOTICE TO LANDLORD, TENANT WILL HAVE THE RIGHT TO REVIEW AND AUDIT THE BOOKS AND RECORDS OF LANDLORD RELATING TO SUCH OPERATING EXPENSES DURING NORMAL BUSINESS HOURS AND AT THE OFFICE OF LANDLORD AT WHICH SUCH BOOKS AND RECORDS ARE ROUTINELY MAINTAINED. THE AUDIT WILL BE CONDUCTED AT TENANT'S EXPENSE BY A CERTIFIED PUBLIC ACCOUNTANT LICENSED IN THE STATE IN WHICH THE PREMISES ARE SITUATED OR BY TENANT'S CONTROLLER. IF TENANT'S AUDIT REVEALS THAT THE OPERATING EXPENSES CHARGED TO TENANT EXCEED OR WERE LESS THAN TENANT'S PROPORTIONATE SHARE OF THE ACTUAL OPERATING EXPENSES, AND SUCH VARIANCE IS CONFIRMED BY LANDLORD'S CERTIFIED PUBLIC ACCOUNTANT, THEN LANDLORD WILL REIMBURSE TENANT FOR ANY OVERCHARGE, OR TENANT WILL PAY TO LANDLORD ANY UNDERCHARGE, AS APPLICABLE, PROMPTLY AFTER SUCH FINAL DETERMINATION. IN THE EVENT OF A CONFIRMED OVERCHARGE OF OPERATING EXPENSES TO TENANT IN EXCESS OF 5% OF TENANT'S PROPORTIONATE SHARE OF ACTUAL OPERATING EXPENSES IN SUCH YEAR, LANDLORD ALSO SHALL REIMBURSE TENANT FOR THE REASONABLE COST OF TENANT'S AUDIT IF SUCH AUDIT WAS CONDUCTED BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT, BUT NOT IN EXCESS OF AN AMOUNT EQUAL TO $1,500.

      7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

      8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

      9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.


      Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days' prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing



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duplicate or similar coverage shall be deemed excess over Tenant's policies).
Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.


      The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.


      10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, the structural soundness of the roof, AND STRUCTURAL SUPPORTS AND COLUMNS, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or revelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

      11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water, and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and roof membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefits may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. ANY REPAIR OVER $15,000 (MAJOR REPAIR) OF WHICH TENANT IS RESPONSIBLE SHALL BE PAID BY TENANT AND AMORTIZED OVER THE USEFUL LIFE FOR FEDERAL INCOME TAX PURPOSES.

      12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval UPON TENANT REQUEST, LANDLORD SHALL ADVISE TENANT IN WRITING WHETHER IT RESERVES THE RIGHT TO REQUIRE TENANT TO REMOVE ANY ALTERATIONS FROM THE PREMISES UPON TERMINATION OF THE LEASE. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post


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on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

      Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

      13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

      14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

      15. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonable deductible under Landlord's insurance policy (currently $10,000) within 10 days after presentment of Landlord's invoice. If the damage involves the Premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.


      16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and



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this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

      17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which Landlord shall not unreasonably withhold, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease IN AN AMOUNT NOT TO EXCEED $500.00. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 10 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. If Landlord so terminates the Lease, Landlord may enter into a lease directly with the proposed sublease or assignee. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

            It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing that would not be cured upon the proposed sublease or assignment; (ii) the assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal the net worth of the Tenant at the time it executed the Lease; (iii) the intended use of the Premises by the assignee or sublessee is not reasonably satisfactory to Landlord; (iv) the intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project; (v) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate an agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (vi) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (vii) the assignment or sublet is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project; (viii) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or (ix) the proposed assignee or sublessee is a governmental agency. Tenant and Landlord acknowledge that each of the foregoing criteria are reasonable as of the date of execution of the Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may request.


            Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent ACTUALLY PAID by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% OF such excess rental and other excess consideration AFTER DEDUCTING TENANT'S REASONABLE, OUT OF POCKET COSTS TO EFFECT THE ASSIGNMENT OR SUBLEASE, INCLUDING, WITHOUT LIMITATION, BROKERAGE COMMISSION, LEGAL FEES, AND REDECORATING AND REFURBISHING COSTS, (ALL SAID COSTS SHALL BE AMORTIZED OVER THE REMAINING LEASE TERM PRIOR TO DEDUCTING FROM ADDITIONAL RENT) within 10 days following receipt thereof by Tenant.

            If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

      18. INDEMNIFICATION. Except for the negligence OR WILLFUL MISCONDUCT of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

      19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the LAST SIX (6) MONTHS of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. LANDLORD OR ITS AGENTS SHALL GIVE TENANT 24 HOURS NOTICE EXCEPT IN CASE OF EMERGENCY, TENANTS REPRESENTATION SHALL BE PRESENT.

      20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

      21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnify obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.


      22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% OF the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over, by Tenant, whether with or without consent of LANDLORD, WHICH SHALL NOT BE UNREASONABLY WITHHELD shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

      23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

            (i) TENANT SHALL FAIL TO PAY ANY INSTALLMENT OF BASE RENT OR ANY OTHER PAYMENT REQUIRED HEREIN WHEN DUE, AND SUCH FAILURE SHALL CONTINUE FOR A PERIOD OF 5 DAYS AFTER WRITTEN NOTICE PROVIDED THAT LANDLORD SHALL NOT BE REQUIRED TO PROVIDE NOTICE OF MONETARY DEFAULT MORE THAN TWICE IN ANY 12 MONTH PERIOD OR MORE THAN FOUR (4) TIMES DURING THE TERM OF THIS LEASE (AS IT MAY BE EXTENDED) FROM THE DATE SUCH PAYMENT WAS DUE.

            (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

            (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

            (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

            (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

            (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

            (vii) Tenant shall fail to Comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default, UNLESS THE NATURE OF THE DEFAULT IS SUCH THAT IT CANNOT BE REASONABLY CURED WITHIN 30 DAYS, IN WHICH EVENT TENANT SHALL NOT BE IN DEFAULT HEREUNDER SO LONG AS TENANT COMMENCES THE CURE WITHIN 30 DAYS AND THEREAFTER DILIGENTLY PROSECUTES SUCH CURE TO COMPLETION, BUT, SUBJECT TO PARAGRAPH 33, IN NO EVENT SHALL SUCH CURE PERIOD EXTEND BEYOND 90 DAYS.

      24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession (but Tenant shall remain liable as hereinafter provided), and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

            Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination Landlord may recover from Tenant the following, as provided in
Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) The "time of award" as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award.


            Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due
Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.


            Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different am the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished, because of Landlord's failure to relet the Premises or collect rent due in respect of such reletting, PROVIDED THAT NOT WITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN LANDLORD SHALL HAVE A DUTY TO MITIGATE DAMAGES UPON AN EVENT OF DEFAULT.

      25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term

"Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

      26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

      27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

      28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof, provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

      29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord's written request thereof.


      30. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes AND PROVIDED IN ADDENDUM VI, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.


            Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant has knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

            Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

      31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

      32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

      33. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

      34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

      35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the partlease is illegal, invalid or unenforceable under present is hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

      36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any clause by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

      37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

      (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

      (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.


      (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.



      (e) At Landlord's request BUT NO MORE THAN ONCE PER YEAR, Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.


      (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

      (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

      (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

      (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease.

      (j) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

      (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

      (l) Time is of the essence as to the Performance of Tenant's and Landlord's obligations under this Lease.

      (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

      38. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF SECURITY CAPITAL INDUSTRIAL TRUST. Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


TENANT:                                   LANDLORD:

CXR Telcom Corporation, a                 SCI Limited Partnership-I, a
California Corporation                    Delaware Limited Partnership



By:   /s/  Henry Mourad                   By:   /s/  Ned K. Anderson
   --------------------------------          -----------------------------------
Title:      President                           Ned K. Anderson
                                                Title: Senior Vice President


Address:                                  Address:

2040 Fortune Drive                        47775 Fremont Boulevard
Suite 102                                 Fremont, CA 94538
San Jose, CA 95131

                              Rules and Regulations


1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                 HVAC Maintenance/Service Contract Requirements



A service contract with a Landlord approved HVAC contractor must become effective within thirty (30) days of occupancy and service visits should be performed on a quarterly basis. The following are the approved HVAC contractors:

      Phoenix Heating and Air Conditioning      408/487-0390
      Cal-Air Conditioning                      408/947-0155
      ICOM                                      408/298-8101

We suggest that you send the following list to one of the above HVAC contractors to be assured that these items are included in the maintenance contract:

1.    Adjust belt tension;

2.    Lubricate all moving parts, as necessary;

3.    Inspect and adjust all temperature and safety controls;

4.    Check refrigeration system for leaks and operation;

5.    Check refrigeration system for moisture;

6.    Inspect compressor oil level and crank case heaters;

7.    Check head pressure, suction pressure and oil pressure;

8.    Inspect air filters and replace when necessary;

9.    Check space conditions;

10.   Check condensate drains and drain pans and clean, if necessary;

11.   Inspect and adjust all valves;

12.   Check and adjust dampers;

13.   Run machine through complete cycle,

Note: A certificate must be provided for our files not later than thirty (30) days after mutual execution hereof. Failure to provide such certificate or perform said services, when required, shall constitute material default of this lease.

                                       CXR
                                    MATERIAL
                                     LISTING


                         CXR MATERIAL SAFETY DATA SHEET

CXR #                   DESCRIPTION                  QUANTITY
-----                   -----------                  --------
CXRXAMP1                WATER SOLUBLE MASK/PT-650    1 CASE (24 PER CASE)

CXRXAMP3                FLUX STRIPPER                9 CASES (12 PER CASE)

CXRXAMP4                KLEENOX OR-904               9 JARS - 16 OZ. EACH

CXRXAMP5                AQUA-SOL FLUX #183           55 GALLON DRUM (STORED OUTSIDE)

CXRXAMP6                BER SOLDER FOR PC BOARDS     13 BOXES (50 LBS. EACH)

CXRXAMP6                ISOPROPYL ALCOHOL 99%        55 GALLON DRUM (STORED OUTSIDE)
                                                     12 GALLON DRUM (INSIDE)

CXRXAMP11               2-TON CLEAR EPOXY HARDENER   1 TUBE

CXRXAMP12               KRAZY GLUE 203               10 BOTTLES

CXRXAMP13               KRAZY GLUE ACCELERATOR       10 BOTTLES

MISC                    SOLDER DROSS                 30 GALLON DRUM

                                   ADDENDUM I

                              BASE RENT ADJUSTMENTS

                  ATTACHED TO AN A PART OF THE LEASE AGREEMENT
                          DATED JULY 28, 1997, BETWEEN

                            SCI Limited Partnership-I
                                       and
                             CXR Telcom Corporation


Base Rent shall equal the following amounts for the respective periods set forth below:


            Period                              Monthly Base Rent
            ------                              -----------------
      10/l/97 to 9/30/99                              $27,664

      10/l/99 to 9/30/00                              $28,538

      10/l/00 to 9/30/02                              $29,411

                                   ADDENDUM II

                                  CONSTRUCTION
                                    (TURNKEY)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JULY 28, 1997, BETWEEN

                            SCI Limited Partnership-I
                                       and
                             CXR Telcom Corporation



      (a) Landlord agrees to furnish or perform at Landlord's sole cost and expense those items of construction and those improvements (the "Tenant Improvements") specified below:

      - New paint throughout except in the warehouse.

      - Wall demolition per the plan.

      - New walls and patching of carpet as required where walls demoed.

      - New VCT at wave solder room and replace ceiling tiles.

      - New carpet consisting of 30 oz. direct glue down cut pile or level loop at the following rooms: engineering, demo room, conference room 2, PO 1, reception area, sales and marketing & administration

      - Patch carpet at po's 3&4, 6&7, & 9&10.

      - VCT patching at production as required.

      - New VCT in production material control room.

      - Demolition as noted.

      - Vision windows in two new doors.

      - Reuse of existing doors and sidelights as needed.

      - Seal and texture wallcovering where walls removed.

      - Final Clean up.

      - Minor HVAC and sprinkler rework for new work.

      - Re-caulk existing sinks at all restrooms.

      - Replace any damaged or soiled ceiling tiles.

      - Shampoo carpets.

      - VCT - striped; waxed

NOTE: Landlord shall also coordinate the retrofit of the existing lighting systems for energy efficiency. CXR will contract and pay for the cost of lighting retrofit in its entirety. CXR will receive the benefit of the rebate given after the job has been completed.

      (b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

      (c) Landlord shall proceed with and complete the construction of the Tenant Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Tenant Improvements were Substantially Completed. Such date, unless an earlier date is specified as the Commencement Date in this Lease or otherwise agreed to in writing between Landlord and Tenant, shall be the "Commencement Date," unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant's failure to approve plans, complete submittals or obtain permits within the time periods agreed to by the parties or as reasonably required by Landlord, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant. The Tenant Improvements shall be deemed substantially completed ("Substantially Completed") when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

      If Landlord has not achieved Substantial Completion of Tenant Improvements on or before November 30, 1997, then Tenant may, at its option, terminate this Lease and upon such termination Landlord shall promptly return the Security Deposit to Tenant.

         (d)The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, whether or not any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

         (e)Except for incomplete punch list items, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises. Landlord agrees to pass through any warranties received by Landlord for any Tenant Improvements performed on Premises prior to commencement.

                                  ADDENDUM III

                                 RENEWAL OPTION
                             (BASEBALL ARBITRATION)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JULY 28, 1997, BETWEEN

                            SCI Limited Partnership-I
                                       and
                             CXR Telcom Corporation



         (a)Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term (as such terms are defined below), (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists, or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant must give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least 9 months, but not more than 6 months, prior to the scheduled expiration date of the Lease Term.

         (b)The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of:


            (i) the Base Rent in effect on the expiration of the Lease Term (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and

            (ii) the Fair Market Rent, as defined and determined pursuant to Paragraphs (c), (d), and (e) below.

         (c)The term "Fair Market Rent" shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

         (d)Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord's notice. Failure to respond within the 10-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall conunence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.


         (e)Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term. The cost of arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.


         (f)The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

         (g)Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

         (h)If Tenant does not send the Extension Notice within the period set forth in Paragraph (a), Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice and the notice of Tenant's objection under Paragraph (d).

         (i)Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

         (j)If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

         (k)If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (g) above.

                                   ADDENDUM IV

                            NON-DISTURBANCE AGREEMENT

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JULY 28, 1997, BETWEEN

                            SCI Limited Partnership-I
                                       and
                             CXR Telcom Corporation


        Tenant shall not be obligated to subordinate the Lease or its interest therein to any future mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees not to disturb Tenant's possession of the Premises under the terms of the Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise. Tenant shall be solely responsible for any fees or expenses charged by the holder of such mortgage or deed of trust in connection with the granting of such non-disturbance agreement.

                                   ADDENDUM V

                              VACATION OF PREMISES

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JULY 28, 1997, BETWEEN

                            SCI Limited Partnership-I
                                       and
                             CXR Telcom Corporation


        Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

                                   ADDENDUM VI

                STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS


                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED JULY 28, 1997, BETWEEN

                            SCI Limited Partnership-I
                                       and
                             CXR Telcom Corporation


1.      Permitted Hazardous Materials and Use.


        (a) Tenant has requested Landlord's consent to use the Hazardous Materials listed below in its business at the Premises (the "Permitted Hazardous Materials"). Subject to the conditions set forth herein, Landlord hereby consents to the Use (hereinafter defined) of the Permitted Hazardous Materials. Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored, or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.


        Permitted Hazardous Materials (including maximum quantities):





        The storage, uses or processes involving the Permitted Hazardous Materials (the "Use") are described below.

        Use [If Limited to receiving and storage, so specify]:





2.      No Current Investigation.

         Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

3.    Notice and Reporting.

         Tenant immediately shall notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises or the Project. All reporting obligations imposed by Environmental Requirements are strictly the responsibility of Tenant.

         Tenant shall supply to Landlord within 5 business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant's use of the Premises.

4.    Indemnification.

        Tenant's indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the Use of the Hazardous Materials or the breach of Tenant's obligations or representations set forth above. It is the intent of this provision that Tenant be strictly liable to Landlord as a result of the Use of Hazardous Materials without regard to the fault or negligence of Tenant, Landlord or any third party.

5.      Disposal Upon Lease Termination.


        At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall: (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stored or contained Hazardous Materials) and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues; and (iii) restore the Premises to its original condition. Such activities shall be performed in compliance with all Environmental Requirements and to the satisfaction of Landlord. Landlord's satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

                              EXHIBIT A - SITE PLAN


                                    [DIAGRAM]



                        EXHIBIT B - FLOOR PLAN - INTERIOR


                                    [DIAGRAM]

                                   EXHIBIT B-1
                        SECURITY CAPITAL INDUSTRIAL TRUST
                      CUSTOMER FINISH WORK LETTER AGREEMENT
      OFFICE-AREA

1. CABINETS: Coffee bar and/or lunch room base cabinet(s) shall be 6'0" long plastic laminate with chrome wire pulls.

2. COUNTERTOPS: The coffee bar top shall have a square front edge with a 4" splash in plastic laminate.

3. LAVATORY COUNTERTOPS: In multiple accommodation toilet rooms with multiple lavatories, the lavatories shall be installed in a plastic laminated countertop with a bullnose front edge and a 4" backsplash. Smaller tenant spaces shall receive wall mounted lavatories.

4. ROOF INSULATION: The insulation above conditioned office area ceilings shall be minimum R-11 fiberglass batts.

5. THERMAL WALL INSULATION: Walls between conditioned and unconditioned spaces shall receive minimum R-1 unfaced fiberglass batt insulation.


6. ACOUSTIC INSULATION: All toilet room walls and ceilings shall receive 3 1/2" unfaced fiberglass batt acoustic insulation.


7. DOORS AND FRAMES: 3'-0" x 7-0'x 1-3/4", solid core, birch, B-3 stain prefinished with anodized aluminum frames or prefinished black (Timely) steel frames.

8. INTERIOR DOOR HARDWARE: Schlage "AL" series Saturn in a brushed chrome 626 finish.

9.    INTERIOR WINDOWS: None

10. MIRRORS: toilet rooms shall have mirrors the length of the lavatory top or 24 x 36 if the lavatory is wall hung.

11. DRYWALL PARTITIONS: office walls shall be undergrid 3-5/8" x 25 Ga. metal studs at 24" o.c. with 5/8" gypsum board.

12. DRYWALL FINISH: All drywall and exposed concrete walls within the office and toilet rooms shall receive a skip trowel textured or smooth finish.

13. WAINSCOT: Toilet room wet walls shall have 4'-6" high white Pionite wainscot.

14. ACOUSTIC CEILING TILE: Office areas shall have an exposed grid acoustic ceiling with 24" x 48" non-directional fissured tile, installed at 9'-0"

15. OFFICE CARPET: Designweave or Shaw direct glue-down, 26 oz. face weight level loop or 30 oz cut-pile carpet without pad.

16. LUNCH ROOM: shall have vinyl composition tile (VCT) flooring 1/8" gauge, standard grade, as manufactured by Tarkett or Armstrong.

17. RUBBER BASE: The office areas shall have a 4" high topset rubber base as manufactured by Burke, Roppe, or Tarkett, installed in all areas receiving floor covering except the toilet rooms.

18. TOILET ROOM: The flooring shall be sheet vinyl by Armstrong "Suffield", "Best of Both Worlds" or "Seagate" with a 6" covered base.

19. PAINT: One (1) coat of paint in a standard light color interior flat latex, except in the toilet rooms and at the coffee bar which shall receive one (1) coat of latex semi-gloss enamel over one (1) coat of PVA sealer. If the walls are smooth finished, they shall receive two (2) coats of paint.

20. TOILET ACCESSORIES: Napkin Disposals: Bobrick B-270 sanitary napkin disposals in each women's toilet stall. Paper Towel Dispenser: Bobrick B-369 (for single accommodation toilet rooms) or a Bobrick B-3944 (for multiple accommodation toilet rooms) recessed paper towel dispenser with a waste receptacle. Seat Cover Dispenser: Bobrick B-221 seat cover dispenser in each toilet stall. Toilet Paper Holder: Bobrick B-686 double toilet paper holder. Grab Bars: Bobrick No. B6806-36 and B6806-42 stainless steel handicap grab bars per code.

21. TOILET PARTITIONS: Metal, floor mounted, overhead braced toilet partitions with a backed enamel finish by Global Steel, Knickerbocker or equal in manufactures standard color.

22. BLINDS: All exterior windows, except storefront doors, shall receive mini-blinds by Bali, "inside mount", in a light building standard color with a valance.

23.   PLUMBING FIXTURES AND TRIM:
      Lavatory for vanity: American Standard or equal, "Oval Horizon", model 3303.013, white, self-rimming with a Delta Model 523 WF HDF single lever type faucet assembly with a grid strainer and bright chrome finish.


      Wall-hung lavatory: American Standard or equal, "Lucerne", model 0355.012, white, wall mounted lavatory with a Delta Model 523 WF HDP single lever type faucet assembly with a grid strainer and bright chrome finish.



      Water closet: American Standard or equal, "Cadet Aquameter", elongated,
      1.5 GPF, model 3042.12, white, with an Olsonite #95 seat and a Sloan #111 flush valve.


      Urinal: American Standard or equal, "Allbrook", model 6540.017, white, with a Sloan 180-1.5 flush valve.


      Coffee bar sink: Elkay or equal,"Peacemaker Starlite", model PSR-1918, stainless steel, with a Delta #100 faucet.


      Water heater: Sized to meet demand installed in a smitty pan draining into a hub drain with a trap primer.

24. Fire sprinkler heads shall be chrome with white escutcheons, semirecessed, not centered, on the ceiling tiles.

25. The HVAC system shall maintain 75 degrees indoors, on a 100 degree outdoor day.

26. The HVAC system shall be connected to a 7-day skip-a-day time clock and include a bypass timer at each thermostat.


27. All thermostats shall have an automatic change-over feature and a locking cover.



28.   Toilet rooms shall have an exhaust fan.


29. All conditioned areas shall have a supply register and a deducted return register. Supply and return air registers shall be white baked enamel
      2' x 2' with a perforated face, flush mounted. Supply air registers shall have a 4-way blow.


30. Office lighting: shall be 2' x 4' three lamp lay-in fluorescent light fixtures with standard acrylic lens and T-12 low watt type lamps, 75 foot candles a 3' A.F.F. or as permitted by code but no less than two (2) fixtures per office.

31.   Furnish and install two (2) 110V duplex receptacles in each office.

32. Furnish and install a dedicated 110 volt fourplex outlet at the telephone board and two dedicated 110V outlets at the coffee bar.

33. Furnish and install a 2" diameter P.V.C. or steel (where required by code) conduit for phone system from the building telephone service entrance to a telephone board within the tenant space.


WAREHOUSE

34. FULL HEIGHT DRYWALL PARTITIONS @ tenant demising walls: Metal studs with one layer of 5/8" type "X" gypsum board on each side from the floor to the roof deck.

35. OFFICE/WAREHOUSE WALL: Metal studs with two layers of 5/8" type "X" gypsum board on each side to 6" A.F.F.

36. WAREHOUSE WALL FINISH: All drywall shall be fire taped only. Spot nails in firetaped areas.

37. CONCRETE FLOOR SEALER: Exposed concrete floors shall receive one coat of acrylic concrete sealer.

38. WAREHOUSE LIGHTING: Provide 16' high output fluorescent strip light fixtures or metal halide fixtures to achieve 15 foot candles of light measured at 30" above the floor in the warehouse space.

                                    EXHIBIT C
                                  SIGN CRITERIA


                                 BAYSIDE COMMONS


WINDOW SIGNS IDENTIFICATION:

Each Tenant will be allowed one window sign placed either to the left or to the right of the entrance door, whichever provides the best visibility.


Company names, logos or symbols will be allowed in this area - color and size to be determined by the Tenant, all other copy in this area except for logos or symbols will be white pressure sensitive letters.


Copy should start at 5' from grade working down to no more than 3 1/2' from grade. Sign layout including copy, sizes and color must be approved by the building management.

One security decal only may be applied to the front door glass in the lower comer if the Tenant so desires. All exterior alarm bells are to be mounted to the rear of the building only.

DIRECTORY SIGN IDENTIFICATION:

A monument directory sign has been provided for each building. If only one tenant occupies an entire building, that Tenant shall be allowed to utilize the entire directory sign area for its sensitive vinyl letters in the Handel Gothic style with a letter height suitable for the area allowed, and a logo may be used. Layout is to be approved by building management.

If two Tenants occupy a building, signs shall consist of 4: Handel Gothic, Spar-Cal dark mauve pressure sensitive vinyl letters condensed to 60.4%. Directory signs shall list the street number and the company names only, no slogans or symbols allowed.

If three Tenants occupy a building, signs shall consist of 4: Handel Gothic, Spar-Cal dark mauve pressure sensitive vinyl letters condensed to 60.4%. Directory signs shall list the street number and the company names only, no slogans or symbols allowed.

REAR LOADING SIGNS:


Each Tenant will be allowed to identify its rear door for shipping and receiving purposes. The company name shall be placed on a 36" x 24" aluminum panel adjacent to the rear doors.


Copy shall consist of 3" vinyl capital letters only in the Spar-Cal dark mauve Handel Gothic style. Company names and logos only are allowed.


MANAGEMENT RESERVES THE RIGHT TO DENY ANY COPY IT CONSIDERS UNSUITABLE. LAYOUT IS TO BE APPROVED BY BUILDING MANAGEMENT. THE COST OF ALL LETTERING AND LOGOS WILL BE THE RESPONSIBILITY OF THE TENANT. NO OTHER SIGNS ARE ALLOWED IN THE WINDOWS OR DOORS.

                          LEASE GUARANTY (CORPORATION)



      The undersigned (collectively the "Guarantor") hereby absolutely and unconditionally, jointly and severally, guarantees the prompt, complete, and full punctual payments by the Tenant under that certain Lease Agreement (such lease, as amended, being herein referred to as the "Lease"), dated July 28, 1997, between SCI Limited Partnership, a Delaware Limited Partnership, as Landlord ("Landlord"), and CXR Telcom Corporation, a California Corporation, as Tenant ("Tenant") covering the premises located at 47233 Fremont Boulevard, Fremont, California. This Guaranty shall include any liability Tenant shall acquire under the Lease for any period following the term of the Lease.



      The obligation of the Guarantor is primary and independent of Tenant's obligations under the Lease and may be enforced directly against the Guarantor independently of and without proceeding against the Tenant or exhausting or pursuing any remedy against Tenant or any other person or entity.


      This instrument may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

      The obligations of Guarantor under this Guaranty shall not be released or otherwise affected by reason of any sublease, assignment, or other transfer of the Tenant's interest under the Lease, whether or not Landlord consents to such sublease, assignment, or other transfer.


      The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application, or release of security given for the performance and observance of covenants and conditions in said Lease contained on Tenant's part to be performed or observed nor by any modification of said Lease; but in case of any such modification the liability of Guarantor shall be determined in accordance with the terms of any such modification of the Lease.


      Guarantor waives any defense or right arising by reason of any disability or lack of authority or power of Tenant and shall remain liable hereunder if Tenant or any other party shall not be liable under the Lease for such reason.

      Until all the covenants and conditions in said Lease on Tenant's part to be performed and observed are fully affirmed and observed, Guarantor (i) shall have no right of authorities against Tenant by reason of any payments or preformed and observed by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (ii) waives any right to enforce any remedy which Guarantor now or hereunder shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder: and (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under said Lease.


      The liability of Guarantor hereunder shall not be released or otherwise affected by (i) the release or discharge of Tenant in any insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant (collectively "proceeding for relief"); (ii) the impairment, limitation, or modification of the liability of Tenant or the estate of the Tenant in any proceeding for relief, or of any law referring to bankruptcy, insolvency, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any law pertaining to bankruptcy, insolvency, or similar proceeding or other law or from the decision in any court; (iii) the rejection or disaffirmation of the Lease in any proceeding for relief; or (iv) the cessation from any cause whatsoever of the liability of Tenant.



      This Guaranty shall continue to be effective or be rescinded, as the case may be, if at any time any payment by Tenant to Landlord under the Lease is rescinded or must otherwise be returned by Landlord and its successors and assigns, and is and shall be binding upon Guarantor and its successors and assigns, but Guarantor may not assign its obligations hereunder.



      GUARANTOR AND LANDLORD WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR ANY TRANSACTION RELATED TO THE GUARANTY.

      Guarantor agrees to pay all costs and expenses, including reasonable attorneys fees, incurred by Landlord in enforcing the terms of this Guaranty.


      This Guaranty shall be governed by and constructed in accordance with the internal laws of the State which governs the Lease excluding any principals of conflicts of laws. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state.


      If the Guarantor is more than one person or entity, the liability of each such Guarantor shall be joint and several.



      WITNESS THE EXECUTION hereof this 28th day of July, 1997.


                                    GUARANTOR:

                                    MicroTel International, Inc.



                                    By:   /s/  Carmine T. Oliva
                                       ---------------------------------
                                    Name: Carmine T. Oliva
                                         -------------------------------
                                    Title: President and Chief Executive Officer